UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

Amendment No. 1 TO CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  October 3, 2005 (September 30, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                        (c)                        This Current Report is an amendment to the Current Report on Form 8-K dated August 15, 2005 wherein the Company reported that on August 11, 2005, the Executive Committee of the Board of Directors of the Company appointed Donna Costello to the position of Vice President and Controller effective August 15, 2005.

                                    On September 30, 2005, the Company entered into an employment agreement with Ms. Costello (the "Employment Agreement").  The Employment Agreement is effective as of August 15, 2005, and terminates on May 31, 2006, unless the term is extended by the parties prior thereto.  The Employment Agreement supercedes any prior agreements between Ms. Costello and the Company (or any of its subsidiaries) and provides (1) for a base salary amount, (2) that the base salary may be increased (but not decreased) by the Company in its sole discretion, (3) for participation in various company benefit programs, (4) that employee is eligible to participate in the Company's Management Incentive Bonus Plan for Corporate Non-Executive Officers and Corporate Staff, (5) the use of a Company automobile in accordance with the Company's policies; and (6) vacation in accordance with the Company's policies.  The Employment Agreements specifies the circumstances under which employment may be terminated by either party.  In the event that the executive is terminated without Cause during the employment term (as defined in the Employment Agreement), then the Company will pay to the executive accrued salary, certain accrued benefits, six months' base salary or the base salary for the balance of the employment term (whichever is greater), and the executive will be permitted to exercise any vested options.  If the Employment Agreement is not renewed at the end of the initial term or any extension thereof, the executive is deemed to be employed at will.  The Employment Agreement contains certain covenants with respect to confidential information, non-competition, and non-solicitation of customers, employees and contractors that will remain in effect for one year after the executive terminates employment with the Company.  In the event that the Company elects to hold the executive to the non-competiton restrictions after the one-year provision, then the Company will pay the executive her base salary during that time.

            The foregoing description is a summary of material provisions of the Employment Agreement.  It does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits

(c)                        Exhibits.  The following exhibits are filed herewith and incorporated herein by reference:

                        10.1                        Employment Agreement dated as of August 15, 2005 by and between the Company and Donna Costello.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ Norman E. Alexander

                        Norman E. Alexander

                        Executive Chairman

Dated:  October 3, 2005